Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Brent Dahl
Vice President - Investor Relations
Phone:	847-735-4039

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Relations
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Record Third Quarter Results

Outstanding Operating Performance in Challenging Conditions

Third Quarter GAAP Diluted EPS of $1.85 and As Adjusted Diluted EPS of $2.07

Increasing 2021 Guidance: Adjusted Diluted EPS of Approximately $8.15
METTAWA, Ill., October 28, 2021 - Brunswick Corporation (NYSE: BC) today reported results for the third quarter of 2021:
Third Quarter 2021 Highlights:

	Q3 2021
$ millions (except per share data)	GAAP	Change	As Adjusted	Change
Net Sales	$1,427.2	15.7%	$1,427.2	15.7%
Operating Earnings	$209.0	8.5%	$221.1	9.0%
Operating Margin	14.6%	(100) bps	15.5%	(100) bps
Diluted EPS	$1.85	8.2%	$2.07	15.0%

bps = basis points
"We delivered our fifth consecutive quarterly record for adjusted operating earnings and adjusted EPS through robust operational performance, successful mitigation of supply chain challenges, and controlling costs and net inflation throughout the enterprise," said Brunswick Chief Executive Officer David Foulkes. "Despite challenging comparisons to last year, retail demand for our products and services remains extremely healthy and our brands continue to take market share across our verticals. As we close out 2021, we are focused on elevating production levels across our manufacturing footprint to meet demand and refill field inventory during the retail off-season, integrating Navico and our other acquisitions, and closing the most successful year in Brunswick's history while laying the groundwork for the 'Next Wave' of success in 2022 and beyond.

Our propulsion business delivered another quarter of strong top-line and earnings growth, with more favorable customer mix leading to higher margins than anticipated. In the last two years, Mercury has gained 310 basis points of U.S. retail market share, with outsized gains in higher horsepower products where a significant amount of investment has been made in recent years. Growth in international markets has also been strong, with year-to-date non-U.S. propulsion sales up 35 percent versus prior year.

Outstanding execution, robust aftermarket demand driven by elevated boating participation, and favorable late-season weather conditions in many areas resulted in our parts and accessories businesses over-driving expectations in the quarter. In addition, our Advanced Systems Group announced the tuck-in acquisitions of RELiON Battery and SemahTronix during the quarter to further expand its existing advanced battery portfolio and to vertically integrate complex electrical wiring harnesses, respectively. These acquisitions, along with closing the Navico acquisition earlier this month, will further strengthen our enterprise-wide ACES strategy and enhance our ability to provide complete, innovative digital solutions to consumers and comprehensive, integrated systems offerings to our OEM customers.

Lastly, our boat business continued to deliver strong top-line growth in a challenging environment. Despite supply chain disruption, cost inflation, and labor constraints at our suppliers and some of our own facilities during the quarter, on an enterprise-wide basis, we are producing product generally in-line with our original production plans for the year, with continued component shortages and delays mainly preventing additional upside performance. These factors, coupled with strong retail demand, drove third quarter pipeline inventory down to just over 10 weeks on hand. Finally, Freedom Boat Club continues to expand rapidly, while attracting a young and increasingly diverse customer base. Freedom is now closing in on 320 global locations and 47,000 memberships network-wide, and operates a fleet of more than 4,000 boats, with an increasing percentage of Brunswick boats and engines," Foulkes concluded.

2021 Third Quarter Results

For the third quarter of 2021, Brunswick reported consolidated net sales of $1,427.2 million, up $194.1 million from the third quarter of 2020. Diluted EPS for the quarter was $1.85 on a GAAP basis and $2.07 on an as adjusted basis. Sales in each segment benefited from increased volume due to continued strong global demand for marine products, market share gains, and higher pricing, with earnings positively affected by increased sales, pricing, and favorable changes in foreign currency exchange rates, partially offset by increased input costs, and higher spending on sales, marketing, and ACES / other growth initiatives. Additionally, versus the third quarter of 2020:
Propulsion segment reported a 19 percent increase in sales due to continued strong global demand for all product categories, with the strong increase in operating earnings also due to favorable sales mix and favorable absorption throughout its manufacturing footprint.
Parts and Accessories segment reported a 7 percent increase in sales, with sales growth across all businesses in all geographic regions leading to a slight increase in operating earnings.

Boat segment reported a 22 percent increase in sales due to increased deliveries to dealers to meet continued strong retail customer demand. Freedom Boat Club, which is part of our Business Acceleration division, contributed approximately 3 percent of sales to the segment in the quarter. Increased sales volume and lower retail discount levels versus prior year were also offset by higher costs due to manufacturing inefficiencies, resulting in lower segment operating earnings.

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $1,498.1 million at the end of the third quarter, up $911.1 million from year-end 2020 levels. This change includes the issuance of long-term debt in the third quarter totaling $1.0 billion using 3-year and 10-year notes at favorable interest rates to finance the acquisition of Navico in the fourth quarter, bringing the Company's leverage to 1.7x on a gross basis.

Net cash provided by operating activities during the first nine months of the year of $475.1 million includes net earnings net of non-cash items, partially offset by the impact of higher working capital needs, including increased inventory levels to ensure manufacturing continuity necessary to meet demand and rebuild pipeline inventories.

Investing and financing activities provided $506.3 million of net cash during the nine months of 2021 including $994.4 million of net proceeds from issuances of long-term debt and $55.9 million of proceeds from the sale of marketable securities, net of $180.2 million of capital expenditures, $113.6 million of payments of long-term debt, $98.7 million of share repurchases, $73.0 million of dividend payments, and $50.3 million of acquisitions.

2021 Outlook

"Our businesses are focused on closing out another record year of robust earnings and shareholder returns, with strong margin growth and substantial free cash flow generation resulting from our outstanding operating performance in a healthy marine market," said Foulkes. "Although we continue navigating certain headwinds, including elevated supply chain, labor, and freight costs, and COVID-19, we remain extremely focused on executing our Next Wave strategy and we are confident that we can continue to lead the marine industry in growth and innovation.

Including the projected benefits from our closed acquisitions, including Navico, we are providing the following updated guidance for full-year 2021. We anticipate:
1.U.S. marine industry retail unit demand for the full year to improve from reported year-to-date levels, ending at close to flat versus 2020;
2.Net sales of approximately $5.8 billion;
3.Adjusted operating margin growth between 150 and 180 basis points;
4.Operating expenses as a percent of sales to remain lower than 2020;
5.Free cash flow in excess of $425 million; and
6.Adjusted diluted EPS of approximately $8.15.

We anticipate acquisitions contributing approximately 10 percent of the fourth quarter revenue growth and being neutral on adjusted EPS after including the impact of additional interest costs related to the financing of the Navico transaction.
Finally, I want to again offer heartfelt thanks to our global employee population for all their dedication, effort, and sacrifices during what is still a challenging time for many families and communities. Your hard work has positioned us to deliver a fantastic 2021 and lay the groundwork for many more years of growth to come."

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit, and impairment charges, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will hold a conference call today at 10 a.m. CDT, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Brent G. Dahl, vice president of investor relations. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CDT on Thursday November 4, 2021, by calling 877-660-6853 or 201-612-7415 (Access ID: 13723652). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal policy concerns; adverse economic, credit, and capital market conditions; higher energy and fuel costs; competitive pricing pressures; the coronavirus (COVID-19) pandemic and the emergence of variant strains; managing our manufacturing footprint; adverse weather conditions, climate change events and other catastrophic event risks; international business risks; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to successfully implement our strategic plan and growth initiatives; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; the risk that unexpected costs will be incurred in connection with the Navico transaction or the possibility that the expected synergies and value creation from the transaction will not be realized or will not be realized within the expected time period; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; adequate financing access for dealers and customers; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal and regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2020 and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release or for changes by wire services or Internet service providers.

About Brunswick

Headquartered in Mettawa, Ill., Brunswick Corporation’s leading consumer brands include Mercury Marine outboard engines; Mercury MerCruiser sterndrive and inboard packages; Mercury global parts and accessories including propellers and SmartCraft electronics; Advanced Systems Group, which includes industry-leading brands such as Simrad, Lowrance, C-MAP, B&G, MotorGuide, Attwood, Mastervolt, RELiON, Blue Sea Systems, CZone, and ASG Connect system integrators; Land ’N’ Sea, BLA, Payne’s Marine, Kellogg Marine, and Lankhorst Taselaar marine parts distribution; Mercury and Quicksilver parts and oils; Bayliner, Boston Whaler, Crestliner, Cypress Cay, Harris, Heyday, Lowe, Lund, Princecraft, Quicksilver, Rayglass, Sea Ray, and Uttern boats; Boating Services Network, Freedom Boat Club and Boat Class. For more information, visit www.brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended
	October 2, 2021	September 26, 2020	% Change
Net sales	$1,427.2	$1,233.1	16%
Cost of sales	1,016.8	856.2	19%
Selling, general and administrative expense	165.9	151.3	10%
Research and development expense	35.5	31.2	14%
Restructuring, exit and impairment charges	—	1.8	-100%
Operating earnings	209.0	192.6	9%
Equity earnings	0.3	0.6	-50%
Pension settlement charge	—	(0.2)	-100%
Other expense, net	(1.6)	(1.2)	33%
Earnings before interest and income taxes	207.7	191.8	8%
Interest expense	(16.9)	(16.4)	3%
Interest income	0.8	0.3	167%
Loss on early extinguishment of debt	(4.2)	—	NM
Transaction financing charges	(4.0)	—	NM
Earnings before income taxes	183.4	175.7	4%
Income tax provision	38.8	38.9	0%
Net earnings from continuing operations	$144.6	$136.8	6%

Discontinued operations:
(Loss) earnings from discontinued operations, net of tax	$(1.5)	$1.5	NM
Loss on disposal of discontinued operations, net of tax	—	(0.4)	-100%
Net (loss) earnings from discontinued operations, net of tax	(1.5)	1.1	NM
Net earnings	$143.1	$137.9	4%

Earnings (loss) per common share:
Basic
Earnings from continuing operations	$1.86	$1.72	8%
(Loss) earnings from discontinued operations	(0.02)	0.02	NM
Net earnings	$1.84	$1.74	6%

Diluted
Earnings from continuing operations	$1.85	$1.71	8%
(Loss) earnings from discontinued operations	(0.02)	0.02	NM
Net earnings	$1.83	$1.73	6%

Weighted average shares used for computation of:
Basic earnings per common share	77.7	79.4
Diluted earnings per common share	78.3	79.8

Effective tax rate	21.2%	22.1%

NM = not meaningful

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Nine Months Ended
	October 2, 2021	September 26, 2020	% Change
Net sales	$4,415.2	$3,186.4	39%
Cost of sales	3,126.0	2,309.7	35%
Selling, general and administrative expense	490.3	381.8	28%
Research and development expense	107.1	87.8	22%
Restructuring, exit and impairment charges	0.7	4.3	-84%
Operating earnings	691.1	402.8	72%
Equity earnings	1.5	3.5	-57%
Pension settlement benefit	—	1.1	-100%
Other expense, net	(4.4)	(2.7)	63%
Earnings before interest and income taxes	688.2	404.7	70%
Interest expense	(47.1)	(52.0)	-9%
Interest income	1.9	0.9	111%
Loss on early extinguishment of debt	(4.2)	—	NM
Transaction financing charges	(4.0)	—	NM
Earnings before income taxes	634.8	353.6	80%
Income tax provision	141.4	74.9	89%
Net earnings from continuing operations	$493.4	$278.7	77%

Discontinued operations:
(Loss) earnings from discontinued operations, net of tax	$(1.6)	$0.4	NM
Loss on disposal of discontinued operations, net of tax	—	(1.5)	-100%
Net loss from discontinued operations, net of tax	(1.6)	(1.1)	45%
Net earnings	$491.8	$277.6	77%

Earnings per common share:
Basic
Earnings from continuing operations	$6.33	$3.51	80%
Loss from discontinued operations	(0.02)	(0.02)	0%
Net earnings	$6.31	$3.49	81%

Diluted
Earnings from continuing operations	$6.28	$3.49	80%
Loss from discontinued operations	(0.02)	(0.02)	0%
Net earnings	$6.26	$3.47	80%

Weighted average shares used for computation of:
Basic earnings per common share	78.0	79.4
Diluted earnings per common share	78.6	79.9

Effective tax rate	22.3%	21.2%

NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
GAAP	$209.0	$192.6	$1.85	$1.71
Restructuring, exit, and impairment charges	—	1.8	—	0.02
Purchase accounting amortization	7.6	7.5	0.07	0.07
Acquisition, integration, and IT related costs	4.5	1.0	0.08	0.01
Special tax items	—	—	0.03	(0.01)
Loss on early extinguishment of debt	—	—	0.04	—
Pension settlement charge	—	—	—	0.00
As Adjusted	$221.1	$202.9	$2.07	$1.80

GAAP operating margin	14.6%	15.6%
Adjusted operating margin	15.5%	16.5%

	Nine Months Ended
	Operating Earnings		Diluted Earnings Per Share
	October 2, 2021	September 26, 2020	October 2, 2021	September 26, 2020
GAAP	$691.1	$402.8	$6.28	$3.49
Restructuring, exit, and impairment charges	0.7	4.3	0.01	0.03
Purchase accounting amortization	22.7	22.6	0.22	0.22
Sport Yacht & Yachts	3.8	—	0.03	—
Acquisition, integration, and IT related costs	12.9	3.6	0.15	0.04
Palm Coast reclassified from held-for-sale	0.8	—	0.01	—
Gain on sale of assets	(1.5)	—	(0.01)	—
Special tax items	—	—	0.09	(0.01)
Loss on early extinguishment of debt	—	—	0.04	—
Pension settlement benefit	—	—	—	(0.01)
As Adjusted	$730.5	$433.3	$6.82	$3.76

GAAP operating margin	15.7%	12.6%
Adjusted operating margin	16.5%	13.6%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020
Propulsion	$626.9	$526.5	19.1%	$112.5	$94.1	19.6%	17.9%	17.9%
Parts & Accessories	494.0	459.9	7.4%	100.6	99.9	0.7%	20.4%	21.7%
Boat	401.5	328.1	22.4%	24.9	28.3	(12.0)%	6.2%	8.6%
Corporate/Other	—	—		(29.0)	(29.7)	(2.4)%
Segment Eliminations	(95.2)	(81.4)	17.0%	—	—
Total	$1,427.2	$1,233.1	15.7%	$209.0	$192.6	8.5%	14.6%	15.6%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020
Propulsion	$626.9	$526.5	19.1%	$112.5	$94.1	19.6%	17.9%	17.9%
Parts & Accessories	494.0	459.9	7.4%	109.7	107.5	2.0%	22.2%	23.4%
Boat	401.5	328.1	22.4%	27.8	30.3	(8.3)%	6.9%	9.2%
Corporate/Other	—	—		(28.9)	(29.0)	(0.3)%
Segment Eliminations	(95.2)	(81.4)	17.0%	—	—
Total	$1,427.2	$1,233.1	15.7%	$221.1	$202.9	9.0%	15.5%	16.5%

Segment Information - GAAP

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020
Propulsion	$1,934.2	$1,370.5	41.1%	$359.1	$203.1	76.8%	18.6%	14.8%
Parts & Accessories	1,502.5	1,148.0	30.9%	306.9	226.2	35.7%	20.4%	19.7%
Boat	1,270.1	869.5	46.1%	109.9	35.4	NM	8.7%	4.1%
Corporate/Other	—	—		(84.8)	(61.9)	37.0%
Segment Eliminations	(291.6)	(201.6)	44.6%	—	—
Total	$4,415.2	$3,186.4	38.6%	$691.1	$402.8	71.6%	15.7%	12.6%

Segment Information - As Adjusted

	Nine Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020	% Change	Oct 2, 2021	Sep 26, 2020
Propulsion	$1,934.2	$1,370.5	41.1%	$359.1	$203.1	76.8%	18.6%	14.8%
Parts & Accessories	1,502.5	1,148.0	30.9%	335.4	248.5	35.0%	22.3%	21.6%
Boat	1,270.1	869.5	46.1%	120.7	39.7	NM	9.5%	4.6%
Corporate/Other	—	—		(84.7)	(58.0)	46.0%
Segment Eliminations	(291.6)	(201.6)	44.6%	—	—
Total	$4,415.2	$3,186.4	38.6%	$730.5	$433.3	68.6%	16.5%	13.6%
NM = not meaningful

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
Net sales	$626.9	$526.5	$100.4	19.1%
Operating earnings	112.5	94.1	18.4	19.6%
Operating margin	17.9%	17.9%		— bps

Parts & Accessories Segment	Three Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
Net sales	$494.0	$459.9	$34.1	7.4%

GAAP operating earnings	$100.6	$99.9	$0.7	0.7%
Restructuring, exit and impairment charges	—	0.5	(0.5)	(100.0)%
Purchase accounting amortization	7.2	7.1	0.1	1.4%
Acquisition, integration, and IT related costs	1.9	—	1.9	NM
Adjusted operating earnings	$109.7	$107.5	$2.2	2.0%

GAAP operating margin	20.4%	21.7%		(130) bps
Adjusted operating margin	22.2%	23.4%		(120) bps

Boat Segment	Three Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
Net sales	$401.5	$328.1	$73.4	22.4%

GAAP operating earnings	$24.9	$28.3	$(3.4)	(12.0)%
Restructuring, exit and impairment charges	—	1.2	(1.2)	(100.0)%
Acquisition, integration, and IT related costs	2.5	0.4	2.1	NM
Purchase accounting amortization	0.4	0.4	—	NM
Adjusted operating earnings	$27.8	$30.3	$(2.5)	(8.3)%

GAAP operating margin	6.2%	8.6%		(240) bps
Adjusted operating margin	6.9%	9.2%		(230) bps

Corporate/Other	Three Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
GAAP operating loss	$(29.0)	$(29.7)	$0.7	(2.4)%
Restructuring, exit and impairment charges	—	0.1	(0.1)	(100.0)%
Acquisition, integration, and IT related costs	0.1	0.6	(0.5)	(83.3)%
Adjusted operating loss	$(28.9)	$(29.0)	$0.1	(0.3)%
NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation to Adjusted Metrics - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Nine Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
Net sales	$1,934.2	$1,370.5	$563.7	41.1%
Operating earnings	359.1	203.1	156.0	76.8%
Operating margin	18.6%	14.8%		380 bps

Parts & Accessories Segment	Nine Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
Net sales	$1,502.5	$1,148.0	$354.5	30.9%

GAAP operating earnings	$306.9	$226.2	$80.7	35.7%
Restructuring, exit and impairment charges	0.7	0.8	(0.1)	(12.5)%
Purchase accounting amortization	21.6	21.5	0.1	0.5%
Acquisition, integration, and IT related costs	7.7	—	7.7	NM
Gain on sale of assets	(1.5)	—	(1.5)	NM
Adjusted operating earnings	$335.4	$248.5	$86.9	35.0%

GAAP operating margin	20.4%	19.7%		70 bps
Adjusted operating margin	22.3%	21.6%		70 bps

Boat Segment	Nine Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
Net sales	$1,270.1	$869.5	$400.6	46.1%

GAAP operating earnings	$109.9	$35.4	$74.5	NM
Restructuring, exit and impairment charges	—	1.5	(1.5)	(100.0)%
Sport Yacht & Yachts	3.8	—	3.8	NM
Acquisition, integration, and IT related costs	5.1	1.7	3.4	200.0%
Purchase accounting amortization	1.1	1.1	—	NM
Palm Coast reclassified from held-for-sale	0.8	—	0.8	NM
Adjusted operating earnings	$120.7	$39.7	$81.0	NM

GAAP operating margin	8.7%	4.1%		460 bps
Adjusted operating margin	9.5%	4.6%		490 bps

Corporate/Other	Nine Months Ended		2021 vs. 2020
	Oct 2, 2021	Sep 26, 2020	$ Change	% Change
GAAP operating loss	$(84.8)	$(61.9)	$(22.9)	37.0%
Restructuring, exit and impairment charges	—	2.0	(2.0)	(100.0)%
Acquisition, integration, and IT related costs	0.1	1.9	(1.8)	(94.7)%
Adjusted operating loss	$(84.7)	$(58.0)	$(26.7)	46.0%
NM = not meaningful
bps = basis points

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 2, 2021	December 31, 2020	September 26, 2020
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$1,486.4	$519.6	$650.4
Restricted cash	10.9	10.7	9.1
Short-term investments in marketable securities	0.8	56.7	0.8
Total cash and short-term investments in marketable securities	1,498.1	587.0	660.3
Accounts and notes receivable, net	451.1	337.6	398.8
Inventories
Finished goods	520.2	446.8	347.6
Work-in-process	162.7	94.0	91.6
Raw materials	257.6	171.0	150.2
Net inventories	940.5	711.8	589.4
Prepaid expenses and other	52.3	34.1	32.7
Current assets	2,942.0	1,670.5	1,681.2

Net property	961.5	863.6	819.1

Other assets
Goodwill	443.8	417.7	416.3
Other intangibles, net	549.2	552.3	559.6
Deferred income tax asset	132.7	136.6	93.7
Operating lease assets	83.1	83.0	82.0
Equity investments	41.3	32.5	25.5
Other long-term assets	27.0	14.4	13.4
Other assets	1,277.1	1,236.5	1,190.5

Total assets	$5,180.6	$3,770.6	$3,690.8

Liabilities and shareholders’ equity
Current liabilities
Short-term debt and current maturities of long-term debt	$43.2	$43.1	$48.4
Accounts payable	589.8	457.6	392.9
Accrued expenses	623.3	578.5	508.3
Current liabilities	1,256.3	1,079.2	949.6

Debt	1,787.7	908.3	1,013.2
Other long-term liabilities	286.9	273.1	269.8
Shareholders’ equity	1,849.7	1,510.0	1,458.2
Total liabilities and shareholders’ equity	$5,180.6	$3,770.6	$3,690.8

Supplemental Information
Debt-to-capitalization rate	49.7%	38.7%	42.1%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Nine Months Ended
	October 2, 2021	September 26, 2020
Cash flows from operating activities
Net earnings	$491.8	$277.6
Less: net loss from discontinued operations, net of tax	(1.6)	(1.1)
Net earnings from continuing operations, net of tax	493.4	278.7
Stock compensation expense	22.7	19.6
Depreciation and amortization	127.9	110.5
Deferred income taxes	(5.3)	26.5
Changes in certain current assets and current liabilities	(223.4)	166.0
Long-term extended warranty contracts and other deferred revenue	12.0	10.9
Income taxes	29.0	8.8
Other, net	18.8	16.4
Net cash provided by operating activities of continuing operations	475.1	637.4
Net cash (used for) provided by operating activities of discontinued operations	(10.5)	3.5
Net cash provided by operating activities	464.6	640.9

Cash flows from investing activities
Capital expenditures	(180.2)	(120.6)
Sales or maturities of marketable securities	55.9	—
Investments	(9.1)	2.5
Acquisition of businesses, net of cash acquired	(50.3)	—
Proceeds from the sale of property, plant and equipment	5.6	2.0
Net cash used for investing activities of continuing operations	(178.1)	(116.1)
Net cash used for investing activities of discontinued operations	—	(7.5)
Net cash used for investing activities	(178.1)	(123.6)

Cash flows from financing activities
Proceeds from issuances of short-term debt	—	610.0
Payments of short-term debt	—	(610.0)
Net proceeds from issuances of long-term debt	994.4	—
Payments of long-term debt including current maturities	(113.6)	(48.4)
Net premium paid on early extinguishment of debt	(4.2)	—
Common stock repurchases	(98.7)	(79.1)
Cash dividends paid	(73.0)	(57.2)
Proceeds from share-based compensation activity	0.5	1.1
Tax withholding associated with shares issued for share-based compensation	(13.2)	(7.3)
Other, net	(7.8)	—
Net cash provided by (used for) financing activities	684.4	(190.9)

Effect of exchange rate changes	(3.9)	1.2
Net increase in Cash and cash equivalents and Restricted cash	967.0	327.6
Cash and cash equivalents and Restricted cash at beginning of period	530.3	331.9

Cash and cash equivalents and Restricted cash at end of period	1,497.3	659.5
Less: Restricted cash	10.9	9.1
Cash and cash equivalents at end of period	$1,486.4	$650.4

Reconciliation
Free cash flow
Net cash provided by operating activities	$475.1	$637.4

Net cash (used for) provided by:
Plus: Capital expenditures	(180.2)	(120.6)
Plus: Proceeds from the sale of property, plant and equipment	5.6	2.0
Plus: Effect of exchange rate changes	(3.9)	1.2
Free cash flow	$296.6	$520.0